EXHIBIT 24.1

NOBLE CORPORATION PLC

POWER OF ATTORNEY

WHEREAS, Noble Corporation plc, a public limited company organized under the laws of England and Wales (the “Company”), intends to file with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and as contemplated by Rule 414 thereunder, post-effective amendments to the following Registration Statements of Noble Corporation, a Swiss holding company (“Noble-Switzerland”):

•	Form S-8 (Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors) (Registration No. 333-133601);

•	Form S-8 (Noble Corporation Equity Compensation Plan for Non-Employee Directors) (Registration No. 333-133599);

•	Form S-8 (Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors) (Registration No. 333-107451);

•	Form S-8 (Noble Corporation 1991 Stock Option and Restricted Stock Plan) (Registration No. 333-107450);

•	Form S-8 (Noble Corporation 1991 Stock Option and Restricted Stock Plan) (Registration No. 333-80511);

•	Form S-8 (Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors) (Registration No. 033-62394);

•	Form S-8 (Noble Corporation 1991 Stock Option and Restricted Stock Plan) (Registration No. 033-57675);

•	Form S-8 (Noble Corporation 1991 Stock Option and Restricted Stock Plan) (Registration No. 033-46724);

•	Form S-8 (Noble Corporation 1991 Stock Option and Restricted Stock Plan) (Registration No. 333-25857);

•	Form S-8 (Noble Corporation Equity Compensation Plan for Non-Employee Directors) (Registration No. 333-17407);

•	Form S-8 (Noble Corporation 1991 Stock Option and Restricted Stock Plan) (Registration No. 333-179329); and

•	Form S-8 (Noble Corporation 1991 Stock Option and Restricted Stock Plan) (Registration No. 333-181204),

each such Registration Statement including a related prospectus or prospectuses, with such further amendment(s) thereto (including further post-effective amendments) and any supplement(s) thereto or any other registration statement or amendments (including post-effective amendments) thereto related to a Company plan as may be required as a result of the merger of Noble-Switzerland into the Company (collectively, the “Post-Effective Amendments”), as prescribed by the Commission pursuant to the Securities Act and the rules and regulations thereunder, together with any and all exhibits and other documents relating to the Post-Effective Amendments, in each case as may be necessary or appropriate in connection with the registration of securities of the Company;

NOW THEREFORE, the undersigned, in his or her capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint David W. Williams, William E. Turcotte and Julie J. Robertson, and each of them severally, his or her true and lawful attorney or attorneys with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as director, officer or both, as the case may be, of the Company, the Post-Effective Amendments, including the exhibits thereto and the prospectus or prospectuses referred to above, and any and all amendments thereto (including further post-effective amendments) and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act and any supplement(s) thereto and any and all instruments necessary or incidental in connection therewith, and to file the same with the Commission and to appear before the Commission in connection with any matter relating thereto. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys and each of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 20th day of November, 2013.

/s/ David W. Williams David W. Williams

/s/ Ashley Almanza Ashley Almanza

/s/ Michael A. Cawley Michael A. Cawley

/s/ Lawrence J. Chazen Lawrence J. Chazen

/s/ Julie H. Edwards Julie H. Edwards

/s/ Gordon T. Hall Gordon T. Hall

/s/ Jon A. Marshall Jon A. Marshall

/s/ Mary P. Ricciardello Mary P. Ricciardello